UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2022

Osprey Bitcoin Trust

(Exact name of registrant as specified in its charter)

Delaware	000-56307	83-2424407
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization)		Identification No.)

520 White Plains Road, Suite 500

Tarrytown, New York 10591

(Address of principal executive offices) (Zip Code)

(914) 214-4697

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

On February 4, 2022, Osprey Bitcoin Trust (the “Trust”) and Coinbase Custody Trust Company, LLC (the “Custodian”) entered into a Custodial Services Agreement (the “Agreement”), pursuant to which the Custodian shall provide the Trust with a segregated custody account controlled and secured by the Custodian to store certain digital assets on the Trust’s behalf (the “Custodial Services”). Either party may terminate the Agreement upon thirty (30) day’s prior written notice to the other party. The Trust may also cancel its custodial account at any time by withdrawing all balances and contacting the Custodian.

Coinbase Global, Inc. is the parent company of the Custodian. Coinbase Pro, which is the Trust’s principal market that it uses to determine the value of Bitcoin, is a wholly-owned subsidiary of Coinbase Global, Inc.

The foregoing description of the Agreement is not complete and is subject to, and qualified entirely by reference to, the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1†	Custodial Services Agreement, dated as of February 4, 2022, between Osprey Bitcoin Trust and Coinbase Custody Trust Company, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  February 10, 2022

Osprey Funds, LLC as Sponsor of Osprey Bitcoin Trust (OBTC)

By:	/S/ Gregory D. King
Name: Gregory D. King
Title: Chief Executive Officer